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                                 Exhibit (24)



                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45363) pertaining to The National City Savings and Investment Plan and Trust of National City Corporation of our report dated June 24, 1994 with respect to the financial statements and schedules of The National City Savings and Investment Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                                ERNST & YOUNG


Cleveland, Ohio

June 24, 1994